                                                        DRAFT

Oppenheimer Main Street Fund,
 a Series of Oppenheimer Main Street Funds, Inc.
6803 South Tucson Way
Centennial, Colorado 80112

Dear Sirs:

We have reviewed the  Agreement  and Plan of  Reorganization between OSM Mercury  Advisors S&P 500 Index Fund (Index) and
Oppenheimer  Main Street Fund, a series of Oppenheimer  Main
Street  Funds,  Inc.  (Main  Street)  which is  attached  as
Exhibit  A of [name of  registrant]  Registration  Statement under the  Securities  Act of 1933 on Form N-14  filed  with the  Securities  and Exchange  Commission  on [filing  date]
concerning the  acquisition by Main Street of  substantially all of the  assets  of Index  solely  for  voting  shares of
beneficial   interest  in  Main  Street,   followed  by  the
distribution  of  such  shares  in  exchange  for all of the outstanding shares of Index.

Section  368(a)(1)(C),  IRC provides that, when  determining whether the exchange is solely for stock,  the assumption by
Main Street of a liability of Index shall be disregarded.

The   managements   of  both  Main  Street  and  Index  have
represented  to us that there is no plan or intention by any shareholder of Index who owns 5% or more of the  outstanding shares of Index and, to the best of their  knowledge,  there is no  plan  or  intention  on the  part  of  the  remaining
shareholders  of  Index  to  redeem,  sell,   exchange,   or
otherwise  dispose  of Main  Street  shares to Main  Street, other than in the ordinary course of business.

Management of each fund has further  represented to us that, as of the date of the  exchange,  both Main Street and Index will qualify as regulated  investment companies or will meet the diversification test of Section  368(a)(2)(F)(ii),  IRC,
and  that  a  significant   portion  (as   contemplated   by
Regulation  Section  1.368-1(d)(3),  IRC of Index's existing assets  will  continue  to be held  beyond  the  date of the transaction  and liquidated  only in the ordinary  course of business.

In  our  opinion,   the  federal  tax  consequences  of  the
transaction,  if carried  out in the manner  outlined in the
Agreement and in accordance with the above  representations, should be as follows:

1.    The transactions  contemplated by the Agreement should
         qualify  as  a  tax-free  "reorganization"  within
         the meaning of Section  368(a)(1)  of the Internal
         Revenue  Code of 1986,  as amended,  and under the
         regulations promulgated thereunder.

2.    Main Street and Index  should each qualify as a "party
         to  a   reorganization"   within  the  meaning  of
         Section 368(b)(2).

3.    No  gain  or  loss   should  be   recognized   by  the
         shareholders  of Index  upon the  distribution  of
         shares of  beneficial  interest  in Main Street to
         the shareholder of Index pursuant to Section 354.
Oppenheimer Main Street Fund

4.    Under  Section  361(a)  no  gain  or  loss  should  be
         recognized  by Index by reason of the  transfer of
         its assets  solely in exchange  for shares of Main
         Street.

5.    Under   Section   1032  no  gain  or  loss  should  be
         recognized   by  Main  Street  by  reason  of  the
         transfer of Index  assets  solely in exchange  for
         shares of Main Street.

6.    The  stockholders  of Index  should  have the same tax
         basis  and  holding   period  for  the  shares  of
         beneficial  interest  in  Main  Street  that  they
         receive  as they had for the  stock of Index  that
         they   previously   held,   pursuant  to  Sections
         358(a) and 1223(1), respectively.

7.    The  securities  transferred  by Index to Main  Street
         should   have  the  same  tax  basis  and  holding
         period  in the  hands of Main  Street  as they had
         for  Index,   pursuant  to  Sections   362(b)  and
         1223(1), respectively.

This opinion is based solely upon:

a.    the  representations,   information,   documents,  and
         facts  that  we have  included  or  referenced  in
         this opinion letter;
b.    our  assumption  (without  independent   verification)
         that  all of the  representations  and  all of the
         originals,  copies,  and  signatures  of documents
         reviewed   by   us   are   accurate,   true,   and
         authentic;
c.    our  assumption  (without  independent   verification)
         that there will be timely  execution  and delivery
         of   and    performance   as   required   by   the
         representations and documents;
d.    the  understanding  that  only  the  specific  Federal
         income  tax  issues  and tax  consequences  opined
         upon herein are covered by this tax  opinion,  and
         no other  federal,  state,  or local  taxes of any
         kind were considered;
e.    the law,  regulations,  cases,  rulings, and other tax
         authority  in  effect  as  of  the  date  of  this
         letter.  If there are  significant  changes  in or
         to the  foregoing  tax  authorities  (for which we
         shall  have  no  responsibility  to  advise  you),
         such  changes  may  result  in our  opinion  being
         rendered   invalid  or   necessitate   (upon  your
         request) a reconsideration of the opinion;
f.    your  understanding  that this  opinion is not binding
         on  the  IRS  or  the  courts  and  should  not be
         considered   a   representation,    warranty,   or
         guarantee  that the IRS or the courts  will concur
         with our opinion; and
g.    your  understanding  that this  opinion  is solely for
         your   benefit,   is  limited  to  the   described
         transaction,  and  may not be  relied  upon by any
         other person or entity.

Very truly yours,

Deloitte & Touche LLP

                                                                   DRAFT

OSM Mercury Advisors S&P 500 Index Fund
6803 South Tucson Way
Centennial, Colorado 80112

Dear Sirs:

We have reviewed the  Agreement  and Plan of  Reorganization between OSM Mercury  Advisors S&P 500 Index Fund (Index) and
Oppenheimer   Main  Street  Fund  (Main   Street)  which  is
attached as Exhibit A of [name of  registrant]  Registration
Statement  under  the  Securities  Act of 1933 on Form  N-14
filed  with  the  Securities  and  Exchange   Commission  on
[filing date]  concerning the  acquisition by Main Street of substantially  all of the assets of Index  solely for voting shares of  beneficial  interest in Main Street,  followed by the  distribution  of such shares in exchange for all of the outstanding shares of Index.

Section  368(a)(1)(C),  IRC provides that, when  determining whether the exchange is solely for stock,  the assumption by
Main Street of a liability of Index shall be disregarded.

The   managements   of  both  Main  Street  and  Index  have
represented  to us that there is no plan or intention by any shareholder of Index who owns 5% or more of the  outstanding shares of Index and, to the best of their  knowledge,  there is no  plan  or  intention  on the  part  of  the  remaining
shareholders  of  Index  to  redeem,  sell,   exchange,   or
otherwise  dispose  of Main  Street  shares to Main  Street, other than in the ordinary course of business.

Management of each fund has further  represented to us that, as of the date of the  exchange,  both Main Street and Index will qualify as regulated  investment companies or will meet the diversification test of Section  368(a)(2)(F)(ii),  IRC,
and  that  a  significant   portion  (as   contemplated   by
Regulation  Section  1.368-1(d)(3),  IRC of Index's existing assets  will  continue  to be held  beyond  the  date of the transaction  and liquidated  only in the ordinary  course of business.

In  our  opinion,   the  federal  tax  consequences  of  the
transaction,  if carried  out in the manner  outlined in the
Agreement and in accordance with the above  representations, should be as follows:

1.    The transactions  contemplated by the Agreement should
         qualify  as  a  tax-free "reorganization" within
         the meaning of Section  368(a)(1)  of the Internal
         Revenue  Code of 1986,  as amended,  and under the
         regulations promulgated thereunder.

2.    Main Street and Index  should each qualify as a "party
         to  a  reorganization"  within  the  meaning  of
         Section 368(b)(2).

3.    No  gain  or  loss   should  be   recognized   by  the
         shareholders  of Index  upon the  distribution  of
         shares of  beneficial  interest  in Main Street to
         the shareholder of Index pursuant to Section 354.

OSM Mercury Advisors S&P 500 Index Fund

4.    Under  Section  361(a)  no  gain  or  loss  should  be
         recognized  by Index by reason of the  transfer of
         its assets  solely in exchange  for shares of Main
         Street.

5.    Under   Section   1032  no  gain  or  loss  should  be
         recognized   by  Main  Street  by  reason  of  the
         transfer of Index  assets  solely in exchange  for
         shares of Main Street.

6.    The  stockholders  of Index  should  have the same tax
         basis  and  holding   period  for  the  shares  of
         beneficial  interest  in  Main  Street  that  they
         receive  as they had for the  stock of Index  that
         they   previously   held,   pursuant  to  Sections
         358(a) and 1223(1), respectively.

7.    The  securities  transferred  by Index to Main  Street
         should   have  the  same  tax  basis  and  holding
         period  in the  hands of Main  Street  as they had
         for  Index,   pursuant  to  Sections   362(b)  and
         1223(1), respectively.

This opinion is based solely upon:

a.    the  representations,   information,   documents,  and
         facts  that  we have  included  or  referenced  in
         this opinion letter;
b.    our  assumption  (without  independent   verification)
         that  all of the  representations  and  all of the
         originals,  copies,  and  signatures  of documents
         reviewed   by   us   are   accurate,   true,   and
         authentic;
c.    our  assumption  (without  independent   verification)
         that there will be timely  execution  and delivery
         of   and    performance   as   required   by   the
         representations and documents;
d.    the  understanding  that  only  the  specific  Federal
         income  tax  issues  and tax  consequences  opined
         upon herein are covered by this tax  opinion,  and
         no other  federal,  state,  or local  taxes of any
         kind were considered;
e.    the law,  regulations,  cases,  rulings, and other tax
         authority  in  effect  as  of  the  date  of  this
         letter.  If there are  significant  changes  in or
         to the  foregoing  tax  authorities  (for which we
         shall  have  no  responsibility  to  advise  you),
         such  changes  may  result  in our  opinion  being
         rendered   invalid  or   necessitate   (upon  your
         request) a reconsideration of the opinion;
f.    your  understanding  that this  opinion is not binding
         on  the  IRS  or  the  courts  and  should  not be
         considered   a   representation,    warranty,   or
         guarantee  that the IRS or the courts  will concur
         with our opinion; and
g.    your  understanding  that this  opinion  is solely for
         your   benefit,   is  limited  to  the   described
         transaction,  and  may not be  relied  upon by any
         other person or entity.

Very truly yours,

Deloitte & Touche LLP